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                                                                     EXHIBIT 5.1

             Opinion and consent of Brobeck, Phleger & Harrison LLP



                                 June 27, 1997




SHAMAN PHARMACEUTICALS, INC.
213 East Grand Avenue
South San Francisco, CA 94080

         Re:   SHAMAN PHARMACEUTICALS, INC. (THE "COMPANY")
               REGISTRATION STATEMENT FOR OFFERING OF 700,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

         We refer to your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of Seven Hundred Thousand (700,000) shares of Common Stock under the Company's 1992 Stock Option Plan, as amended and restated, (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Brobeck, Phleger & Harrison LLP
                                       -----------------------------------

                                       BROBECK, PHLEGER & HARRISON LLP